UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2008
Brookside Technology Holdings Corp.
(Exact name of registrant as specified in its charter)

Florida	333-133253	20-3634227
(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
15500 Roosevelt Blvd,
Suite 101
Clearwater, FL 33760
(Address of principal executive offices) (zip code)
(727) 535-2151
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On September 29, 2008, Brookside Technology Holdings Corp (the “Company”) filed a current Report on Form 8-K (the “Current Report”) to report the acquisition of all of the membership interest of Standard Tel Networks, LLC, a California limited liability company. The Company is filing this amendment to the Current Report to include the financial statements required under Item 9.01.
Item 9.01 Financial Statements and Exhibits.
  (a) Financial Statements of the Business Acquired
FINANCIAL STATEMENTS OF STANDARD TEL NETWORKS, LLC
  (b) Pro Forma Financial Statements (unaudited)
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF
U.S. VOICE & DATA, LLC
Index to Contents

Introduction to Pro Forma Financial Information	16

Financial Statements

Proforma Balance Sheet as of September 30, 2008 (unaudited)	18

Proforma Statement of Operations for the nine months ended September 30, 2008 (unaudited)	19

Proforma Statement of Operations for the year ended December 31, 2007 (unaudited)	20

2

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brookside Technology Holdings Corp.
By:	/s/ Bryan McGuire
Bryan McGuire, Chief Financial Officer

Dated: December 5, 2008

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Standard Tel Networks, LLC
We have audited the accompanying balance sheets of Standard Tel Networks, LLC (the Company) as of September 30, 2008 and 2007, and the related statements of operations, members’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Standard Tel Networks, LLC as of September 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.
As discussed in Note 10 of the financial statements, Brookside Technology Holdings Corp. acquired all of the outstanding membership interests of Standard Tel Networks, LLC on September 26, 2008.

/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP
December 4, 2008
Austin, Texas

STANDARD TEL NETWORKS, LLC
BALANCE SHEETS
As of September 30, 2008 and September 30, 2007

	September 30,	September 30,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$522,319	$178,299
Accounts receivable, net	1,176,392	1,375,016
Inventory	902,777	742,505
Prepaid expenses	27,543	18,148

Total current assets	2,629,031	2,313,968

Property and equipment
Office equipment	318,077	305,219
Furniture, fixtures and leasehold improvements	158,522	158,471
Vehicles	168,474	168,474

	645,073	632,164
Less: accumulated depreciation	(522,396)	(478,233)

Property and equipment, net	122,677	153,931

Deposits	15,050	23,030

TOTAL ASSETS	$2,766,758	$2,490,929

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Liabilities
Current liabilities
Accounts payable and accrued expenses	$434,461	$583,582
Billings in excess of revenues	1,842,579	1,398,371
Payroll liabilities	299,695	389,638
Current portion of long term debt	21,308	24,269
Other current liabilities	53,180	72,355

Total current liabilities	2,651,223	2,468,215

Long term debt, less current portion	66,160	87,586

Total liabilities	2,717,383	2,555,801

Members’ equity (deficit)	49,375	(64,872)

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)	$2,766,758	$2,490,929

See accompanying notes and independent auditors’ report.

STANDARD TEL NETWORKS, LLC
STATEMENTS OF OPERATIONS
For the Years Ended September 30, 2008 and 2007

	Years Ended September 30,
	2008	2007
REVENUES
Installation and other services	$2,662,720	$2,617,679
Equipment sales	6,579,732	8,566,308

Total revenues	9,242,452	11,183,987

COST OF SALES	3,274,858	4,461,740

GROSS PROFIT	5,967,594	6,722,247

OPERATING EXPENSES
General and administrative	5,654,901	7,168,171
Depreciation expense	44,163	30,047

Total operating expenses	5,699,064	7,198,218

OTHER INCOME (EXPENSE)
Interest expense	(18,982)	(16,157)
Gain on disposal of asset	—	6,593
Other income (expenses), net	7,433	—

Total other income (expense)	(11,549)	(9,564)

INCOME (LOSS) BEFORE INCOME TAXES	256,981	(485,535)

Income tax expense	(13,711)	(18,598)

NET INCOME (LOSS)	$243,270	$(504,133)

See accompanying notes and independent auditors’ report.

STANDARD TEL NETWORKS, LLC
STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)
For the years ended September 30, 2008 and 2007

	Year ended September 30,
	2008	2007
BEGINNING BALANCE	$(64,872)	$575,008

NET INCOME (LOSS)	243,270	(504,133)

DISTRIBUTIONS TO MEMBERS	(129,023)	(135,747)

ENDING BALANCE	$49,375	$(64,872)

See accompanying notes and independent auditors’ report.

BROOKSIDE TECHNOLOGY PARTNERS, INC
STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$243,270	$(504,133)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	44,163	30,047
Gain on disposal of asset	—	(6,593)
(Increase) decrease in:
Accounts receivable	198,624	331,214
Inventory	(160,272)	475,156
Prepaid expenses	(9,395)	85,294
Deposits and other assets	7,980	(2,552)
Increase (decrease) in:
Accounts payable and accrued expenses	(149,121)	(464,632)
Accrued payroll liabilities	(89,943)	350,582
Billings in excess of revenues	444,208	(320,570)
Other current liabilities	(19,175)	57,930

	267,069	535,876

NET CASH PROVIDED BY OPERATING ACTIVITIES	510,339	31,743

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment	(12,909)	(115,277)
Cash proceeds from disposal of asset	—	6,593

NET CASH USED IN INVESTING ACTIVITIES	(12,909)	(108,684)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long term debt	—	116,154
Repayment of long term debt	(24,387)	(4,299)
Distribution to members	(129,023)	(135,747)

NET CASH USED IN FINANCING ACTIVITIES	(153,410)	(23,892)

NET INCREASE (DECREASE) IN CASH	344,020	(100,833)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	178,299	279,132

CASH AND CASH EQUIVALENTS AT END OF YEAR	$522,319	$178,299

SUPPLEMENTAL DISCLOSURE

Income taxes paid	$(13,711)	$(18,598)

Interest paid	$(18,982)	$(16,157)

See accompanying notes and independent auditors’ report.

Standard Tel Networks, LLC
Notes To Financial Statements
September 30, 2008 and 2007
Note 1 — Nature of business and summary of significant accounting policies
Nature of business — Standard Tel Networks, LLC, a California Limited Liability Company, (the “Company”), is engaged in the sale, installation, and service of telephone communications systems in California. Sales and installation take place principally under fixed priced contracts. The length of the contracts vary but are typically less than three months. The Company is headquartered in Huntington Beach, California and has additional offices in San Diego, Sacramento and Dublin, California. The Company operates on a fiscal year, beginning October 1 and ending September 30.
Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.
Cash and cash equivalents — For purposes of the statements of cash flows, the Company considers short-term investments, which may be withdrawn at any time without penalty, and restricted cash, which will become available within one year from the date of the financial statements, to be cash equivalents.
Revenue recognition — The Company derives its revenues primarily from sales of converged VOIP telecommunications equipment and professional services implementation/installation, data and wireless equipment and installation, recurring maintenance/managed service and network service agreements and other services. The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB 101”), as amended by SAB No. 104 “Revenue Recognition, Corrected Copy” (“SAB 104”). Under SAB 101 and SAB 104, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured. Sales are recorded net of discounts, rebates, and returns.
The Company primarily applies the percentage-of-completion method and generally recognizes revenue based on the relationship of total costs incurred to total projected costs. Profits expected to be realized on such contracts are based on total estimated sales for the contract compared to total estimated costs, including warranty costs, at completion of the contract. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are made cumulative to the date of the change. Provision for anticipated losses on uncompleted contracts is made in the period in which such losses become evident.
Revenue from contracts that contain multiple elements that are not accounted for under the percentage-of-completion method are accounted for in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Revenue from these contracts is allocated to each respective element based on each element’s relative fair value, if determinable, and is recognized when the respective revenue recognition criteria for each element are fulfilled. The Company recognizes revenue from the equipment sales and installation services using the percentage of completion method. The services for maintaining the systems we install are sold as a stand-alone contract and treated

Standard Tel Networks, LLC
Notes To Financial Statements
September 30, 2008 and 2007
Note 1 — Nature of business and summary of significant accounting policies (continued)
according to the terms of the contractual arrangements then in effect. Revenue from this maintenance service is generally recognized over the term of the subscription period or the terms of the contractual arrangements then in effect. A majority of equipment sales and installation services revenues are billed in advance on a monthly basis based upon the fixed price, and are included both in accounts receivable and billings in excess of revenues on the accompanying balance sheets. Direct costs incurred on such contracts are deferred until the related revenue is recognized and are included in inventory on the accompanying balance sheets. The Company also provides professional services (maintenance/managed services) on a fixed price basis. These services are billed as bundles and or upon completion of the services.
Trade accounts and contracts receivable — Credit is extended based on an evaluation of the customer’s financial condition, and generally collateral is not required. Management estimates an allowance for uncollectible trade accounts and contracts receivable through specific identification of known collection problem accounts based on past due status and through the utilization of historical trend information. Trade accounts and contracts receivable are charged-off when management has exhausted collection attempts and concludes the amounts are uncollectible. Trade accounts and contract receivables are considered past due based on invoice or contract terms, as applicable. Management believes all trade accounts and contracts receivable as of September 30, 2008 and 2007 are fully collectible; therefore, no allowance for doubtful accounts has been recorded.
Inventory — Inventory consists of telecommunications equipment and related purchased parts. Inventory is recorded at the lower of cost (first-in, first-out) or market.
Property and equipment — Net property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is provided for using the straight-lined method over the estimated useful lives of the related assets, which range from five to seven years. Amortization of leasehold improvements is provided for using the straight-line method over the term of the lease or the estimated useful lives of the assets, whichever is shorter.
Deferred Income — Deferred income arises in the ordinary course of business from advance maintenance payments required under maintenance contracts. The maintenance contracts are typically for a one-year period, are billed and collected in advance of the maintenance period, and are non-cancelable. There are no refunds given against these contracts even if the customer ceases business or chooses another vendor prior to contract expiration. Revenue from maintenance contracts is earned ratably over the contract term.
Warranty expense — The Company provides customers a variety of warranties covering workmanship and performance on certain products. Warranty costs are charged to operations in the year in which the warranty claim is made. If a warranty reserve method was used, it would not have a material effect on the financial statements. Warranty expense totaled approximately $111,000 and $138,000 for the years ended September 30, 2008 and 2007, respectively.
Shipping and handling costs — Shipping and handling costs are expensed as incurred and included in cost of contract revenue in the accompanying statements of operations. Shipping and handling costs totaled approximately $46,000 and $70,000 for the years ended September 30, 2008 and 2007, respectively.

Standard Tel Networks, LLC
Notes To Financial Statements
September 30, 2008 and 2007
Note 1 — Nature of business and summary of significant accounting policies (continued)
Advertising expense — The Company charges all advertising expenses to operations when incurred. Advertising expense totaled approximately $14,000 and $29,000 for the years ended September 30, 2008 and 2007, respectively.
Income taxes — The Company has elected under the Internal Revenue Service to be taxed as a partnership. Accordingly, no Federal income taxes are paid by the Company since the taxable income or loss is reported by the members on their individual income tax returns. California and local income taxes are provided for in the accompanying statements of operations.
Note 2 — Billings in Excess of Revenue
Costs, estimated earnings, and billings on uncompleted contracts as of September 30, 2008 and 2007 consist of the following:

	2008	2007
Customer deposits and deferred income on installation contracts	$944,436	$718,006
Deferred revenue on maintenance contracts	898,143	680,365

	$1,842,571	$1,398,371

Note 3 — Debt
Long-term debt as of September 30, 2008 and 2007 consists of the following:

	2008	2007
Six notes payable to bank; interest at 9.75%; monthly payment of principal and interest of $2,274 through June 2012; secured by six vehicles with a total net book value of approximately $54,000 as of September 30, 2008.	$87,468	$104,109

Note payable to shareholder	—	7,746

Total long term debt	87,468	111,855
Less current portion	(21,308)	(24,269)

Long term portion	$66,160	$87,586

Standard Tel Networks, LLC
Notes To Financial Statements
September 30, 2008 and 2007
Note 3 — Debt (continued)
Principal maturities of long-term debt as of September 30, 2008 are as follows:

2009	$21,308
2010	19,777
2011	25,674
2012	20,709

$87,468

Note 4 — Commitments
The Company leases its operating facilities and certain vehicles under noncancellable operating leases expiring in various years through 2012. The lease agreements for office facilities contain one five-year renewal option and obligate the Company for its prorated share of the common area maintenance expenses, taxes, and insurance costs.
Minimum future lease payments under noncancellable operating leases having initial or remaining terms in excess of one year as of September 30, 2008 are as follows:

2009	$175,551
2010	82,752
2011	71,437
2012	73,277
2013	12,264

Total future minimum lease payments	$415,281

Rental expense under the facilities totaled $204,589 and $284,704 for the years ended September 30, 2008 and 2007, respectively.
Note 5 — Defined contribution retirement plan
The Company sponsors a defined contribution plan covering substantially all Company employees. Eligible employees may contribute up to $15,000 of their annual compensation. The Company did not make any contributions to the plan in the years ended September 30, 2008 and 2007.

Standard Tel Networks, LLC
Notes To Financial Statements
September 30, 2008 and 2007
Note 6 — Concentrations, risks and uncertainties
Historically, the Company has purchased a significant portion of its inventory from one supplier, Mitel. Mitel manufactures and supplies telephone equipment under the brand names Mitel and Inter-tel. Management believes other suppliers would provide similar items on comparable terms. A change in its current relationship with this supplier, however, could cause a delay in customer service and a possible loss of sales, which could present significant adverse financial consequences to the Company. However, the Company’s management feels a relationship with a similar supplier could be developed in a timely manner to minimize any potential adverse financial impact to the Company.
Historically the Company maintains cash deposits at financial institutions in excess of federally insured limits. As of September 30, 2008, cash deposits totaled approximately $507,000 in excess of federally insured limits.
Revenues are concentrated in the telecommunications industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies could adversely affect operating results.
During the years ended September 30, 2008 and 2007 sales and net receivables (receivables billed, plus unbilled receivables, less billings in excess of revenues) by customers with more than 10% of revenue or the total of accounts and unbilled receivables balances were as follows:
2007

Customer	Revenues	Receivables

Customer A	Less than 10%	$216,703	15.8%
Customer B	Less than 10%	$249,428	18.1%
2007

Customer	Revenues	Receivables

Customer C	Less than 10%	$130,227	11.1%
Note 7 — Related Party Transactions
The Company had a note payable to a shareholder of the Company in the amount of $7,746 at September 30, 2007. This note was repaid in the year ended September 30, 2008.

Standard Tel Networks, LLC
Notes To Financial Statements
September 30, 2008 and 2007
Note 8 — Cost of Sales
For the years ended September 30, 2008 and 2007, costs of sales consisted of the following:

	Years Ended
	September 30,
	2008	2007
Equipment costs	$3,045,937	$4,135,055
Contract labor	73,028	98,896
Direct labor	109,967	158,200
Freight	45,926	69,589

	$3,274,858	$4,461,740

Note 9 — General and Administrative Expenses
For the years ended September 30, 2008 and 2007, general and administrative expenses consisted of the following:

	Nine months Ended
	September 30,
	2008	2007
Employee compensation and	$4,367,467	$5,549,965
Bad Debt Expense	2,625	9,416
Repairs and maintenance	73,209	111,379
Travel expense	276,137	434,223
Occupancy	204,589	284,704
Professional fees	133,818	104,386
Other	597,056	674,098

	$5,654,901	$7,168,171

Standard Tel Networks, LLC
Notes To Financial Statements
September 30, 2008 and 2007
Note 10 — Acquisition by Brookside Technology Holdings Corp
On September 23, 2008, Brookside Technology Holdings Corp. (“Brookside Holdings”), through its wholly owned subsidiary, Standard Tel Acquisitions, LLC (“Acquisition Sub”), acquired the Company. The acquisition was conducted pursuant to a Stock and Membership Interest Purchase Agreement dated July 17, 2008 (the “Purchase Agreement”), and was structured as the acquisition of (a) all of the stock of Trans-West Network Solutions, Inc. (“Trans-West”) from the shareholders of Trans-West (the “Trans-West Shareholders”) and (b) all of the membership interest of the Company owned by ProLogic Communication, Inc. (“ProLogic” and collectively with the Trans-West Shareholders, the “Seller Parties”). Trans-West, a holding company with no operations, owns eighty percent (80%) of the membership interest of the Company and ProLogic owned the other twenty percent (20%), and, accordingly, Acquisition Sub now owns (directly, in part, and indirectly through Trans West, in other part) one hundred percent (100%) of the Company. Prior to the acquisition, Brookside Holdings did not have any relationship with the Seller Parties.
At the closing of the acquisition, Brookside Holdings issued to the Seller Parties 40,843,376 shares of Brookside Holdings’s common stock and paid to the Seller Parties $3,209,263 in cash. However, pursuant to the Purchase Agreement, one-half of such shares and $500,000 of the cash payment are being held in escrow subject to certain post-closing purchase price adjustments and indemnification obligations.
In connection with the acquisition, Brookside Holdings entered into Restrictive Covenant Agreements with the Seller Parties, pursuant to which the Seller Parties, subject to certain limited exceptions, agree not to use or disclose confidential information belonging to Brookside Holdings or the Company and not to compete with Brookside Holdings nor to solicit its customers or employees. Additionally, Brookside Holdings caused the Company to enter into an Employment Agreement with Michael Promotico, with an initial term of three years, pursuant to which he will serve as the Company’s Chief Executive Officer (the “Employment Agreement”).
The Employment Agreement contains standard terms and provisions, including non-competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provides for an annual base salary, performance incentives, certain standard benefits and stock options at an exercise price equal to the fair market value of the shares on the closing date.

Unaudited Pro Forma Condensed Combined
Consolidated Financial Statements
The following unaudited pro forma condensed combined financial information and explanatory entries present how the combined financial statements of Brookside Technology Holdings Corp. (“Brookside” or the “Company”), Standard Tel Networks, LLC (“STN”) and U.S. Voice & Data, LLC (“USVD”) have been combined as of September 30, 2008 (with respect to the balance sheet) and for the nine months ended September 30, 2008 and for the year ended December 31, 2007 (with respect to the statement of operations) had the acquisitions occurred at the beginning of each period. The unaudited pro forma condensed combined financial information shows an impact on the merger of the Brookside, STN and USVD on the financial position and results of operations under the purchase method of accounting with Brookside treated as the acquirer. Under this method of accounting, the assets and liabilities of STN and USVD are recorded by Brookside at the estimated fair values as of the date the merger is completed. Amounts reported in the Company’s Form 10-Q for the third quarter ended September 30, 2008 were slightly different than the amounts reported in the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements. Such differences are considered immaterial.
On September 23, 2008, the Company, through its wholly owned subsidiary, Standard Tel Acquisitions, Inc. (“Acquisition Sub”), acquired Standard Tel Networks, LLC (“STN”), an independent distributor of high quality, turnkey converged voice and data business communications products and services with California offices in the San Francisco Bay Area, Sacramento, San Diego and headquartered in Huntington Beach. The acquisition was conducted pursuant to a previously-disclosed Stock and Membership Interest Purchase Agreement dated July 17, 2008 (the “Purchase Agreement”), and was structured as the acquisition of (a) all of the stock of Trans-West Network Solutions, Inc. (“Trans-West”) from the shareholders of Trans-West (the “Trans-West Shareholders”) and (b) all of the membership interest of STN owned by ProLogic Communication, Inc. (“ProLogic” and collectively with the Trans-West Shareholders, the “Seller Parties”). As previously reported, Trans-West, a holding company with no operations, owns eighty percent (80%) of the membership interest of STN and ProLogic owned the other twenty percent (20%), and, accordingly, the Company now owns (directly, in part, and indirectly through Trans West, in other part) one hundred percent (100%) of STN. Collectively, the forgoing transactions are referred to in this Current Report as the “STN Acquisition.” Prior to the STN Acquisition, the Company did not have any relationship with the Seller Parties.
At the closing of the STN Acquisition, the Company issued to the Seller Parties 40,843,376 shares of the Company’s common stock and paid to Seller Parties $3,209,262.70 in cash. However, pursuant to the Purchase Agreement, one-half of such shares and $500,000 of the cash payment are being held in escrow subject to certain post-closing purchase price adjustments and indemnification obligations.
In connection with the STN acquisition, the Company entered into Restrictive Covenant Agreements with the Seller Parties, pursuant to which the Seller Parties, subject to certain limited exceptions, agree not to use or disclose confidential information belonging to the Company or STN and not to compete with the Company nor to solicit its customers or employees. Additionally, the Company caused STN to enter into an Employment Agreement with Michael Promotico, with an initial term of three years, pursuant to which he will serve as STN’s Chief Executive Officer (the “Employment Agreement”). The Employment Agreement contains standard terms and provisions, including non-competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provides for an annual base salary, performance incentives, certain standard benefits and stock options at an exercise price equal to the fair market value of the shares on the closing date.
The Acquisition of the Company was accounted for under the purchase method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair market value. The judgments made in determining the estimated fair values assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income. The acquisition was accounted for using the purchase method of accounting. The purchase price was allocated to the assets acquired and liabilities assumed, based on estimated fair values at the date of the acquisition. The value of assets and liabilities was estimated based on purchase price and future intended use.

Unaudited Pro Forma Condensed Combined
Consolidated Financial Statements
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated. The financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of Brookside, reflected in its quarterly and annual SEC filings, and of STN appearing elsewhere in this document. In addition, as explained more fully in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and may vary from the actual purchase price allocated that will be recorded as of the effective date of the merger.

Brookside Technology Holdings Corp
Pro Forma Balance Sheet
September 30, 2008

	Brookside
	Technology		Pro Forma	Pro Forma
	Holdings Corp	STN	Adjustments	Combined
ASSETS
Current assets
Cash and cash equivalents	$1,476,592	$522,319	$—	$1,998,911
Restricted cash	1,250,000	—	—	1,250,000
Trade accounts and contracts receivable, net	2,894,346	1,176,392	—	4,070,738
Inventory	929,039	902,777	—	1,831,816
Deferred contract costs	48,283	—		48,283
Deferred finance charges, net of amortization	588,984	—	—	588,984
Prepaid expenses	102,122	27,544	—	129,666

Total current assets	7,289,366	2,629,032	—	9,918,398

Property and equipment
Office equipment	380,284	51,542	—	431,826
Furniture, fixtures and leasehold improvements	147,194	6,377	—	153,571
Vehicles	105,901	65,229	—	171,130

Total property and equipment	633,379	123,148	—	756,527
Less: accumulated depreciation and amortization	(291,580)	(472)	—	(292,052)

Property and equipment, net	341,799	122,676	—	464,475

Goodwill	16,854,005	—	(49,373)	16,804,632
Intangible assets, net	965,044	—	—	965,044
Deposits and other assets	12,414	15,050	—	27,464

TOTAL ASSETS	$25,462,628	$2,766,758	$(49,373)	$28,180,013

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Current liabilities
Accounts payable and accrued expenses	$1,597,421	$744,813	$—	$2,342,234
Accrued payroll and related payables	370,250	—	—	370,250
Current maturities of long term debt	3,888,578	18,777	—	3,907,355
Billings in excess of costs and estimated earnings on uncompleted contracts	2,239,156	1,842,579	—	4,081,735
Other current liabilities	54,213	42,525	—	96,738

Total current liabilities	8,149,618	2,648,694	—	10,798,312

Long term debt	3,433,175	68,691	—	3,501,866

Total liabilities	11,582,793	2,717,385	—	14,300,178

Stockholder’s Equity
Series A Convertible Preferred Stock, 12,226,716 and 2,175,322 issued and outstanding at September 30, 2008, at 8% dividend yield. Liquidation preference of $12,485,954 at September 30, 2008	9,974,486	—	—	9,974,486
Common stock	139,888	—	—	139,888
Additional paid-in capital	19,873,900	—	—	19,873,900
Accumulated deficit	(16,108,439)	—	—	(16,108,439)
Members’ equity	—	49,373	(49,373)	—

Total stockholder’s equity	13,879,835	49,373	(49,373)	13,879,835

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$25,462,628	$2,766,758	$(49,373)	$28,180,013

Note: The pro forma combined balance sheet at September 30, 2008 is the same as the consolidated balance sheet of Brookside Technology Holdings Corp at September 30, 2008 as the acquisition occurred on September 23, 2008.

Brookside Technology Holdings Corp
Pro Forma Statements of Operations
Nine Months Ended September 30, 2008

	Brookside Technology		Pro Forma		Pro Forma
	(2) Holdings Corp	STN	Adjustments		Combined
REVENUES
Sales and services	$3,867,951	$2,045,214	$—		$5,913,165
Contract revenue	10,380,773	4,948,705	—		15,329,478

Total revenues	14,248,724	6,993,919	—		21,242,643

COSTS OF SALES	7,593,217	2,358,139	—		9,951,356

GROSS PROFIT	6,655,507	4,635,780	—		11,291,287

OPERATING EXPENSES
General and administrative	5,530,280	4,210,393	—		9,740,673
Stock compensation expense	168,833	—	—		168,833
Depreciation	97,491	33,122	—		130,613

Total operating expenses	5,796,604	4,243,515	—		10,040,119

OTHER INCOME (EXPENSE)
Interest expense	(1,799,028)	(16,752)	(324,938	)(1)	(2,140,718)
Amortization expense, warrant discount	(3,252,984)	—	(730,017	)(3)	(3,983,001)
Amortization expense, customer contracts	(420,822)	—	(675,000	)(4)	(1,095,822)
Gain on debt extinguishment	151,619	—	—		151,619
Other income (expense), net	11,827	7,433	—		19,260

Total other income (expense), net	(5,309,388)	(9,319)	(1,729,955)		(7,048,662)

INCOME (LOSS) BEFORE INCOME TAXES	(4,450,485)	382,946	(1,729,955)		(5,797,494)

PROVISION FOR STATE AND LOCAL INCOME TAXES	—	13,711	—		13,711

NET INCOME (LOSS)	$(4,450,485)	$369,235	$(1,729,955)		$(5,811,205)

Preferred stock dividends	(2,102,989)				(2,102,989)

Net loss attributable to common shareholders	$(6,553,474)				$(7,914,194)

Loss per share-basic and fully diluted	$(0.071)				$(0.059)

Weighted average shares outstanding	92,755,324		40,843,375	(5)	133,598,699

(1)	Interest expense on the combined debt of $3,209,000 used to finance the acquisition.

(2)	Excludes STN operations included in the Company’s Third Quarter Form 10-Q/A as filed on November 18, 2008.

(3)	Full nine months of amortization of warrants issued in connection with the acquisition financing.

(4)	Full nine months of amortization of customer contracts acquired in connection with the acquisitions of USVD and STN.

(5)	Shares issued to sellers of STN in conjunction with the acquisition.

Brookside Technology Holdings Corp
Pro Forma Statements of Operations
Year Ended December 31, 2007

	Brookside Technology			Pro Forma		Pro Forma
	Holdings Corp	(2) USVD	STN	Adjustments		Combined
REVENUES
Sales and services	$1,369,097	$2,507,796	$2,500,732	$—		$6,377,625
Contract revenue	4,182,486	8,928,429	8,104,727	—		21,215,642

Total revenues	5,551,583	11,436,225	10,605,459	—		27,593,267

COSTS OF SALES	3,174,127	6,193,646	4,246,012	—		13,613,785

GROSS PROFIT	2,377,456	5,242,579	6,359,447	—		13,979,482

OPERATING EXPENSES
General and administrative	3,390,139	3,049,514	6,992,821	—		13,432,474
Stock compensation expense	915,000	—	—	—		915,000
Depreciation	69,921	63,769	30,047	—		163,737

Total operating expenses	4,375,060	3,113,283	7,022,868	—		14,511,211

OTHER INCOME (EXPENSE)
Interest expense	(621,633)	(2,741)	(5,135)	(1,434,938	)(1)	(2,064,447)
Amortization expense, warrant discount	(4,820,582)	—	—	(5,279,356	)(3)	(10,099,938)
Amortization expense, customer contracts	(179,178)	(420,822)	—	(900,000	)(4)	(1,500,000)
Other income (expense), net	14,493	36,355	—	—		50,848

Total other income (expense), net	(5,606,900)	(387,208)	(5,135)	(7,614,294)		(13,613,537)

INCOME (LOSS) BEFORE INCOME TAXES	(7,604,504)	1,742,088	(668,556)	(7,614,294)		(14,145,266)

PROVISION FOR STATE AND LOCAL INCOME TAXES	—	129,868	—	(129,868	)(6)	—

NET INCOME (LOSS)	$(7,604,504)	$1,612,220	$(668,556)	$(7,484,426)		$(14,145,266)

Preferred stock dividends	(139,856)					(139,856)

Net loss attributable to common shareholders	$(7,744,360)					$(14,285,122)

Loss per share-basic and fully diluted	$(0.099)					$(0.113)

Weighted average shares outstanding	78,174,247	7,000,000 (4)		40,843,375	(5)	126,017,622

(1)	Interest expense on the combined debt of $3,209,000 and $10,000,000 used to finance the STN and USVD acquisitions, respectively.

(2)	Represents USVD operations from January 1, 2007 through acquisition date, September 14, 2007.

(3)	Full twelve months of amortization of warrants issued in connection with the acquisitions of USVD and STN financings.

(4)	Full twelve months of amortization of customer contracts acquired in connection with the acquisitions of USVD and STN.

(5)	Shares issued to sellers of USVD and STN in conjunction with the acquisitions.

(6)	Record reversal of income tax expense.